EXHIBIT 99.1

April 20, 2005	FOR IMMEDIATE RELEASE

Contact:

Salomón Levis	Ricardo Meléndez
Chairman and Chief	Executive Vice President
Executive Officer	and Chief Financial Officer
Tel: (787) 474-1111	Tel: (787) 474-1111

DORAL FINANCIAL ANNOUNCES INFORMAL SEC INVESTIGATION

     San Juan, Puerto Rico, April 20, 2005 – Doral Financial Corporation (NYSE:DRL) a diversified financial services company, today announced that on April 19, 2005, the Company was informed by a letter from the U.S. Securities and Exchange Commission (the “Commission”) that the Commission was conducting an informal investigation regarding (i) the April 19, 2005 announcement that the Company would restate its financial statements, and (ii) the underlying issues addressed in that press release. The Company intends to fully cooperate with and assist the Commission in this informal investigation.

     The Company, a financial holding company, is the largest residential mortgage lender in Puerto Rico, and the parent company of Doral Bank, a Puerto Rico based commercial bank, Doral Securities, a Puerto Rico based investment banking and institutional brokerage firm, Doral Insurance Agency, Inc. and Doral Bank FSB, a federal savings bank based in New York City.